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                                                                     Exhibit 2.2




                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "First Amendment") is made as of the 19th day of October, 1999, among Day International Group, Inc., a Delaware corporation ("Buyer") and the Stockholders Identified on the Signature Pages to the Original Agreement (as hereinafter defined) (collectively, the "Stockholders"). Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Original Agreement.

         WHEREAS, the parties hereto entered into a Stock Purchase Agreement, dated as of August 13, 1999 (the "Original Agreement");

         WHEREAS, Buyer has asserted certain breaches of representations, warranties and covenants under the Agreement resulting from (i) the alleged failure of certain members of the Subject Company Group to reflect a certain real property lease agreement dated November 29, 1993 (the "Lease") between HALOS Grundstucks-Vermietungsgesellschaft GmbH & Co. Objekt Luma KG and Varn Products Co. GmbH, as amended, on the Financial Statements as either debt or a capital lease, and (ii) the alleged failure of the Stockholders and certain members of the Subject Company Group to characterize the Lease as debt (and not an operating lease) on the Disclosure Schedule (collectively, the "Alleged Breaches");

         WHEREAS, the Stockholders dispute the Alleged Breaches;

         WHEREAS, the parties have agreed that, in consideration for a reduction in the Consideration, Buyer shall waive any rights to indemnification under the Original Agreement for any of the Alleged Breaches; and

         WHEREAS, the parties acknowledge that JV TEX Realty Corp., a Texas corporation and a Subject Company, is indebted to J V N J Realty Corp., a New Jersey corporation that is not a Subject Company ("JVNJ"), in the aggregate amount of $556,000 (the "JVTEX Debt"); and

         WHEREAS, the parties have agreed that, in consideration for a reduction in the Consideration, Buyer shall purchase the JVTEX Debt;

         WHEREAS, the Stockholders wish to provide for payments of $150,500 and $217,700 to be made to the individuals and in the amounts set forth on Annex 1 hereto,

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respectively, after the Closing, both such payments to be made by Varn Products
Co. (the "Bonus Payments");

         WHEREAS, Buyer has agreed to cause such Bonus Payments to be made by Varn Products Co. subsequent to the Closing and the Stockholders have agreed to fund a portion of such Bonus Payments by leaving $293,200 in cash in Varn at Closing in addition to any amounts set forth on Schedule 1 to the Original Agreement, and Buyer has agreed to fund a portion of such Bonus Payments by contributing $75,000;

         WHEREAS, the parties hereto desire to amend the Original Agreement, as described below, by entering into this First Amendment.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

         1. The Background section is hereby deleted in its entirety and there is inserted in lieu thereof the following:

         This Agreement sets forth the terms and conditions under which Buyer or its permitted assigns will acquire all of the issued and outstanding stock of, Varnco Holdings Inc., a New Jersey corporation ("VARNCO"), Varn Holdings PLC, a company incorporated under the laws of England ("VARN HOLDINGS"), Varn Aegis Co. GmbH Hautschutzsysteme, a company incorporated under the laws of Germany ("VARN AEGIS"), Varn Products Co., Inc., a Texas corporation ("VARN PRODUCTS CO."), JV TEX Realty Corp., a Texas corporation ("JVTEX"), Graph Tech, Inc., an Ohio corporation ("GRAPH TECH," and collectively with Varnco, Varn Holdings, Varn Aegis, Varn Products Co. and JVTEX, the "SUBJECT COMPANIES") from the Stockholders, and the Subject Companies will become wholly owned Subsidiaries of Buyer.

         2. The first sentence of Section 2.1 is hereby deleted and there is inserted in lieu thereof the following:

         Subject to the terms and conditions contained in this Agreement, on the Closing Date, the Stockholders shall sell, assign, transfer and deliver to Buyer or its designated Subsidiaries, and Buyer or its designated Subsidiaries shall purchase from the Stockholders, all of the Shares of the Subject Companies in exchange for an aggregate purchase price of U.S. $59,300,000, PLUS an amount equal to the cash
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         held by the Subject Companies and their Subsidiaries set forth on
         SCHEDULE 1, PLUS the Earn-Out Payments, MINUS an amount equal to sum of the German Debt and the JVTEX Debt, (such amounts, in the aggregate, the "CONSIDERATION").

         3. Section 6.8(a) is hereby deleted and there is inserted in lieu thereof the following:

         (a) On or prior to the Closing Date, the Stockholders or the Subject Companies shall pay all amounts owing by the Subject Companies with respect to the indebtedness for borrowed money other than (i) any indebtedness for borrowed money owed to one Subject Company from any other Subject Company, (ii) the German Debt, or (iii) the JVTEX Debt.

         4. Section 7.12 is hereby amended by adding the following sentence at the end thereof:

         On the Closing Date, Varn Products Co. shall have at least $293,200 of cash on hand, which shall be in addition to any amounts set forth on
         Schedule 1 hereto. In addition to the $293,200 of cash on hand in Varn Products Co., Buyer shall contribute $75,000 towards the Bonus Payments payable on April 1, 2000 (as set forth on Annex 1 to the First Amendment to this Agreement). Varn Products Co. shall distribute the Bonus Payments as set forth on Annex 1 to the First Amendment to this Agreement, provided that the individual allocations (but not the aggegate amount of the Bonus Payments) may be reallocated among the empoyees set forth on Annex 1 to the First Amendment to this Agreement in a reasonable manner by Buyer following consultation with the Sellers' Represenatives.

         5. The following is hereby added at the end of Section 8:

                  8.10 JVTEX DEBT. Buyer shall have purchased the JVTEX Debt by making a cash payment in the amount of $556,000 to JVNJ.

         6. Section 10.1 is hereby amended by deleting Section 10.1(a) in its entirety and adding in lieu thereof the following:

         (a) Subject to the other provisions of this Section 10, from and after the Closing Date, each Stockholder other than Allan Moroknek, individually (but not in his capacity as trustee) and Michael Moroknek, individually (but not in his capacity as trustee) shall indemnify and hold harmless Buyer, its Affiliates, each member
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         of the Subject Company Group and their respective officers, directors, employees, agents and representatives (each a "BUYER INDEMNIFIED PARTY") for one hundred percent (100%) of the first Three Million Dollars (U.S. $3,000,000) of, and ninety percent (90%) of any additional, liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other reasonable professional fees and disbursements of every kind, nature and description incurred in connection therewith, but excluding any consequential or punitive damages other than consequential or punitive damages in connection with the litigation matters set forth on SCHEDULE 4.11), net of any insurance proceeds available for the payment thereof (collectively, "DAMAGES"), directly or proximately caused by, resulting from in connection with or pursuant to (i) any breach of any of the respective representations and warranties of any Stockholder contained in this Agreement or of Iona College Charitable Gift Fund contained in the Letter Agreement dated of even date herewith between Iona College Charitable Gift Fund and Buyer,
         (ii) any breach of any of the covenants or agreements of any Stockholder contained in this Agreement, (iii) the business, operations or properties of any Unrelated Company, (iv) any Unrelated Liability and (v) environmental conditions existing on, under, above, about or emanating from the Hayward Facility, including the soil, air and groundwater, (vi) the ERISA indemnity under Section 10.8 or any sanctions or penalties imposed by the IRS in connection with an IRS Audit (except to the extent any such sanctions or penalties relate to any indemnification provided under Section 10.8) and (vii) the Denis Dunlea Deferred Compensation Trust, dated May 4, 1998, between Varn Products Co., Inc. and Kathleen Dunlea, except for any Damages arising from the insolvency of Varn Products Co., Inc. Notwithstanding the foregoing, any indemnification for any claim arising from any inaccuracy of any representation or warranty set forth in Section 4.6(b) or related to or arising from clauses (iii), (iv), (v), (vi) or
         (vii) of this Section 10.1(a) shall be for one hundred percent (100%) regardless of whether any such claim exceeds Three Million Dollars (U.S. $3,000,000).

         7. Article 10 is hereby amended by adding thereto a new Section 10.8 as follows:

                  10.8 ERISA INDEMNIFICATION. From and after the Closing Date, each Stockholder other than Allan Moroknek, individually (but not in his capacity as trustee) and Michael Moroknek, individually (but not in his capacity as trustee) shall indemnify and hold harmless each Buyer Indemnified Party from and against any Damages, including, but not

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                  limited to, corrective contributions and earnings thereon, any excise taxes under the Code, IRS penalties and attorney and consulting fees that may be incurred with respect to the correction of any form or operational defect set forth on
                  Schedule 4.15(b) and (c) of the Disclosure Schedule relating to the Varn/Graph-Tech Savings and Investment Plan (the "VARN 401(k) PLAN") if such Damages are caused by such a form or operational defect that occurred (i) prior to the Closing Date and (ii) in connection with a Subject Company Group member's sponsorship and maintenance of the Varn 401(k) Plan; provided, however, that Buyer shall commence with the IRS a voluntary disclosure and correction of the form or operational defects set forth on Schedule 4.15(b) and (c) of the Disclosure Schedules, in accordance with Revenue Procedure 98-22 (or any successor revenue procedure thereto) or otherwise commence correction of such defects within the period ending on the first anniversary of the Closing, and Buyer shall correct such defects on the basis which Buyer is advised by an independent, nationally recognized pension consulting firm selected by Buyer is likely to be the most cost efficient correction methodology available under Revenue Procedure 98-22 or otherwise as such consultant advises Buyer is likely to minimize the indemnification and hold harmless protection provided hereunder by the Stockholders, and the Buyer shall reasonably keep the Sellers' Representatives appraised of such correction procedure.

         8. Each Buyer Indemnified Party hereby waives any and all rights and claims under Section 10 of the Original Agreement, or otherwise, arising out of or relating to the Alleged Breaches.

         9. This First Amendment is executed, and shall be considered, as an amendment to the Original Agreement and shall form a part thereof, and the provisions of the Original Agreement, as amended by this First Amendment, are hereby ratified and confirmed in all respects.

         10. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. This First Amendment shall become binding only when each party hereto has executed and delivered to the other parties one or more counterparts.

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                       [SIGNATURE PAGE TO AMENDMENT NO. 1
                          TO STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment or have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Buyer:                                      DAY INTERNATIONAL GROUP, INC.


                                            By:    /s/ Dennis R. Wolters
                                                --------------------------------
                                            Name:  Dennis R. Wolters
                                            Title: President & CEO


Stockholders:                                   /s/ Vincent Von Zwehl
                                                --------------------------------
                                            VINCENT VON ZWEHL


                                                /s/ Joseph Von Zwehl
                                                --------------------------------
                                            JOSEPH VON ZWEHL

                                                /s/ Lisa Klingenberg
                                                --------------------------------
                                            LISA KLINGENBERG

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                       [SIGNATURE PAGE TO AMENDMENT NO. 1
                          TO STOCK PURCHASE AGREEMENT]


                                                /s/ Joanne Von Zwehl-Dempsey
                                                --------------------------------
                                            JOANNE VON ZWEHL-DEMPSEY


                                                /s/ Christopher Von Zwehl
                                                --------------------------------
                                            CHRISTOPHER VON ZWEHL


                                                /s/ Jeanine Johnsen
                                                --------------------------------
                                            JEANINE JOHNSEN


                                               /s/ Mark Von Zwehl
                                                --------------------------------
                                            MARK VON ZWEHL


                                               /s/ Sean Von Zwehl
                                                --------------------------------
                                            SEAN VON ZWEHL


                                               /s/ Veronica Von Zwehl
                                                --------------------------------
                                            VERONICA VON ZWEHL


                                               /s/ Paul von Zwehl
                                                --------------------------------
                                            PAUL VON ZWEHL


                                               /s/ Matthew Von Zwehl
                                                --------------------------------
                                            MATTHEW VON ZWEHL


                                               /s/ Daniel Von Zwehl
                                                --------------------------------
                                            DANIEL VON ZWEHL



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                                      -8-


                                               /s/ John Vincent Von Zwehl
                                                --------------------------------
                                            JOHN VINCENT VON ZWEHL


                       [SIGNATURE PAGE TO AMENDMENT NO. 1
                          TO STOCK PURCHASE AGREEMENT]



                                               /s/ Allan Moroknek
                                                --------------------------------
                                            ALLAN MOROKNEK, INDIVIDUALLY
                                            AND AS TRUSTEE


                                               /s/ Michael Moroknek
                                                --------------------------------
                                            MICHAEL MOROKNEK, INDIVIDUALLY
                                            AND AS TRUSTEE

                                     ANNEX 1

             BONUS PAYMENTS TO BE PAID ON OR BEFORE OCTOBER 28, 1999



Omitted. The Company agrees to furnish supplementally a copy of this Annex to the Securities and Exchange Commission upon request.